Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Orange under the U.S. Securities Act of 1933, as amended, of debt securities to be issued, from time to time, by Orange (the “Debt Securities”). Such Debt Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”) and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ramon FERNANDEZ, Matthieu BOUCHERY and Vincent LESPINE, and each of them severally, his true and lawful attorney or attorneys-in-fact, with full power of substitution and re-substitution to sign in his name, place and stead in any and all capacities, the Registration Statement, and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file any of the same with the SEC. Each of said attorneys-in-fact shall have power to act with or without the other, and shall have full power and authority to do and perform, in the name and on behalf of each such officer, director or representative of the Registrant who shall have executed this Power of Attorney, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer, director or representative of the Registrant might or could do in person.

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Date	Signature	Title

	Stéphane Richard	Chairman and Chief Executive Officer

	Ramon Fernandez	Chief Executive Officer Delegate, Finance, Performance and Development (Chief Financial Officer)

	Corentin Maigné	Principal Accounting Officer

December 3, 2020	/s/ Alexandre Bompard
	Alexandre Bompard	Director

December 7, 2020	/s/ Nicolas Dufourcq
	Bpifrance Participations By: Nicolas Dufourcq Title: Chairman & CEO, Permanent representative	Director

	Sébastien Crozier	Director

December 4, 2020	/s/ Laurence Dalboussière
	Laurence Dalboussière	Director

December 3, 2020	/s/ Anne-Gabrielle Heilbronner
	Anne-Gabrielle Heilbronner	Director

	Christel Heydemann	Director

	Fabrice Jolys	Director

December 4, 2020	/s/ Helle Kristoffersen
	Helle Kristoffersen	Director

	Anne Lange	Director

	René Ollier	Director

December 3, 2020	/s/ Bernard Ramanantsoa
	Bernard Ramanantsoa	Director

December 3, 2020	/s/ Frédéric Sanchez
	Frédéric Sanchez	Director

December 8, 2020	/s/ Jean-Michel Severino
	Jean-Michel Severino	Director

December 4, 2020	/s/ Claire Vernet-Garnier
	Claire Vernet-Garnier	Director

	Orange Participations U.S. Inc. By: Johan Van den Cruijce Title: President, Orange Participations U.S. Inc.	Authorized Representative in the United States